UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2022
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-38458

Michigan	71-1015624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

32991 Hamilton Court	48334
Farmington Hills	(Zip code)
Michigan
(Address of principal executive offices)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LEVL	Nasdaq Global Select Market
Depositary Shares, each representing a 1/100th interest in a share of 7.50% Non-Cumulative Perpetual Preferred Stock, Series B	LEVLP	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On March 1, 2022, Level One Bancorp, Inc. (“Level One”) held a special meeting of shareholders. There were 7,733,726 shares of common stock outstanding as of the record date for the special meeting, of which 6,296,181 were present in person or by proxy, representing 81.4% of the outstanding shares eligible to vote. Shareholders voted on a proposal to approve the Agreement and Plan of Merger, dated as of November 4, 2021, between First Merchants Corporation and Level One. The results of the shareholder vote on the proposal were as follows:

Number of Shares Voted For	Number of Shares Voted Against	Abstentions	Broker Non-Votes
6,282,633	13,417	131	—
Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2022
LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer